Exhibit 99.2
TCBI Q1 2011 Earnings April 20, 2011

Certain matters discussed on this call may contain forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares' control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in our annual report on Form 10-K for the year ended December 31, 2010, and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

3 Opening Remarks Another quarter of solid earnings Expansion of NIM driven by improved funding costs Continued demand deposit growth Planned reduction in interest bearing deposits; part of strategy to reduce excess liquidity Credit costs consistent with expectations and showing improved trajectory; expected to continue throughout 2011 Growth of 4% in LHI averages from Q4-2010 with pipeline strong for Q2-2011 Expected reduction in LHS balances; good growth in quality customer base Continue to be very well positioned in best economy in US

Net Income and EPS Strong growth comparisons in net income and EPS as compared to Q1-2010 Operating Leverage, Core Earnings Power & NIM Growth of Net Revenue - 16% as compared to Q1-2010 Linked quarter slightly down due to fewer days in Q1-2011 and expected decline in LHS LHS returning to more normalized levels at quarter end Growth in average LHI on a linked quarter basis Stable loan spreads Increased pace of reduction in funding costs in Q1-2011 with more to come NIM expansion of 34 bps from Q4-2010 Expense growth Normal increase in Q1-2011 NIE as a result of FICA related to annual incentives Recruiting to support growth achieved and expected with recovery Continued expansion in regions and lines of business to strengthen position Workout and collection expense still high, but will improve with asset quality Valuation expense for OREO $3.3 million for the quarter with modest charge for sale of the largest OREO property during Q1-2011 Financial Review 4

Loan Growth Growth in average LHI on a linked quarter basis as a result of loan growth at the end of Q4-2010 Decline in linked quarter LHS as expected with slowdown of refinancing activity Organic growth model clearly improving TCB's market share Deposit Growth Strong growth in demand deposits Consistent reductions in funding costs in Q1-2011 with planned reductions in interest bearing deposits due to excess liquidity Credit Costs Total credit costs of $10.8 million Consistent with expectations for improved trajectory started in last half of 2010 Provision of $7.5 million compared to $12.0 million in Q4-2010 OREO valuation cost of $3.3 million compared to $2.3 million in Q4-2010 due to completed and pending sales NCOs of $9 million, down sharply from Q4-2010 Improvement in level of NPAs with sale of OREO Reduction of credit costs and NPAs anticipated during balance of 2011 Financial Review 5

6 6 Income Statement (in thousands) Excluding OREO valuation/write-down expense

7 QTD Average Balances, Yields and Rates (in thousands) (in thousands) (in thousands)

8 8 Financial Summary (in thousands)

9 Financial Summary (in thousands) (in thousands) (in thousands)

10 2006 2007 2008 2009 2010 Q1 2011 Non Interest Expense 86912 98606 109651 137733 154984 172316 2006 2007 2008 2009 2010 Q1 2011 Net Interest Income 117170 139752 151737 196691 241674 257992 Non Interest Income 17684 20627 22470 29260 32263 30736 2006 2007 2008 2009* 2010* ($ in thousands) 2011*^ 134,854 160,379 174,207 225,951 273,937 288,728 Operating Revenue CAGR: 20% Net Interest Income CAGR: 20% Non-interest Income CAGR: 14% Non-interest Expense CAGR: 17% Revenue and Expense Growth *Excludes OREO valuation expenses ^Annualized based on 3/31/11 data. Net Interest Income Non-interest Income Non-interest Expense

11 Deposit and Loan Growth 2006 2007 2008 2009 2010 Q1-2011 Demand Deposits 514 529 587 899 1451 1481 Interest Bearing Deposits 2555 2537 2746 3222 4004 3741 Loans HFI* Interest Bearing Deposits Demand Deposits * Excludes loans held for sale. 2006 2007 2008 2009 2010 Q1-2011 Loans Held for Investment 2722 3462 4028 4457 4711 4711 2006 2007 2008 2009 2010 ($ in millions) Q1-2011 Demand Deposit CAGR: 28% Total Deposit CAGR: 13% Loans Held for Investment CAGR: 14%

12 Loan Portfolio Statistics Loan Portfolio Statistics Total Loans $5,522,824 All numbers in thousands.

13 Credit Quality Credit experience remains consistent with expectations Total credit cost of $10.8 million for Q1-2011 Decreased $3.5 million from Q4-2010, reflecting better trend; lowest level since Q1-2009 Substantial reduction in NCOs to $9.0 million, representing 77 bps compared to 114 bps for 2010; lowest level in 5 quarters Provision of $7.5 million for Q1-2011 compared to $12.0 million for Q4-2010; lowest level since Q3-2008 OREO valuation charge of $3.3 million for the quarter to address actual and pending sales Credit costs consistent with more aggressive efforts to reduce NPAs Non-performing asset levels remain manageable due to strong earnings power With reduction of $16.1 million in OREO, NPAs decreased $11.7 million with NPA ratio of 3.01% NPA ratio at lowest level since Q4-2009 and 99 bps below peak in Q2-2010 Non-accrual loans of $116.5 million, up $4.4 million from Q4-2010 at 2.47% of LHI Potential for continued reduction in credit costs and NPAs throughout 2011

14 Credit Quality Reserve / Loans* 1.53% 1.56% 1.59% 1.16% .95% Non-accrual loans + OREO to loans* + OREO 3.01% 3.25% 2.74% 1.81% .69% Reserve to non-accruals .6x .6x .7x 1.0x 1.5x Net Charge-offs / Average Loans YTD 2011 2010 2009 2008 2007 * Excludes loans held for sale.

15 Closing Comments Strong core earnings power continues in 2011 Exceptional DDA growth in Q1-2011 with significant improvement in margin Maintaining strong capital position Credit costs as expected with improvements from prior quarters; improvements expected to continue throughout 2011 Well positioned to take advantage of market opportunities as economic conditions improve

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